Exhibit 5(a)




                          INVESTMENT ADVISORY AGREEMENT

         AGREEMENT, effective commencing on April 1, 1997, between Pilgrim Baxter & Associates, Ltd. (the "Adviser") and PBHG Insurance Series Fund, Inc. (the "Fund").

         WHEREAS, the Fund is a Maryland corporation organized under Articles of Incorporation dated December 23, 1996, (the "Articles") and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company;

         WHEREAS, the Fund wishes to retain the Adviser to render investment advisory services to the Fund and the Adviser is willing to furnish such services to the portfolios listed on Schedule A hereto (the "Portfolios");

         WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

         NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Fund and the Adviser as follows:

1. Appointment. The Fund hereby appoints the Adviser to act as investment adviser to the Fund for the periods and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

2. Investment Advisory Duties. Subject to the supervision of the Directors of the Fund, the Adviser will, (a) provide a program of continuous investment management for the Portfolios in accordance with the Portfolios' investment objectives, policies and limitations as stated in each Portfolio's prospectus and Statement of Additional Information included as part of the Fund's Registration Statement filed with the Securities and Exchange Commission, as they may be amended from time to time, copies of which shall be provided to the Adviser by the Fund; (b) make investment decisions for the Portfolios; and (c) place orders to purchase and sell securities for the Portfolios.

         In performing its investment management services to the Portfolios hereunder, the Adviser will provide the Portfolios with ongoing investment guidance and policy direction, including oral and written research, analysis, advice, statistical and economic data and judgments regarding individual investments, general economic conditions and trends and long-range investment policy. The Adviser will determine the securities, instruments,



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repurchase agreements, options, futures and other investments and techniques that the Portfolios will purchase, sell, enter into or use, and will provide an ongoing evaluation of the Portfolios' investments. The Adviser will determine what portion of the Portfolios' investments shall be invested in securities and other assets, and what portion, if any, should be held uninvested. The Adviser shall furnish to the Fund adequate (i) office space, which may be space within the offices of the Adviser or in such other places as may be agreed upon from time to time and (ii) office furnishings, facilities and equipment as may be reasonably required for managing the

3. Additional Services. If the Fund so requests, the Adviser shall also maintain all internal bookkeeping, accounting and auditing services and records in connection with maintaining the Fund's financial books and records, and shall calculate each Portfolio's daily net asset value. For these services, each Portfolio shall pay to the Adviser a monthly fee, which shall be in addition to the fees payable pursuant to Section 5 hereof, to reimburse the Adviser for its costs, without profit, for performing such services.

4. Allocation of Charges and Expenses. Except as otherwise specifically provided in this Section 4, the Adviser shall pay the compensation and expenses of all its directors, officers and employees who serve as officers and executive employees of the Fund (including the Fund's share of payroll taxes for such persons), and the Adviser shall make available, without expense to the Fund, the service of its directors, officers and employees who may be duly-elected officers of the Fund, subject to their individual consent to serve and to any limitations imposed by law.

         The Adviser shall not be required to pay any expenses of the Fund other than those specifically allocated to the Adviser in this Section 4. In particular, but without limiting the generality of the foregoing, the Adviser shall not be responsible, except to the extent of the reasonable compensation of such of the Fund's employees as are officers or employees of the Adviser whose services may be involved, for the following expenses of the Fund; organization and certain offering expenses of the Fund (including out-of-pocket expenses, but not including the Adviser's overhead and employee costs); fees payable to the Adviser and to any other Fund advisers or consultants; legal expenses; auditing and accounting expenses; interest expenses; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Fund in connection with membership in investment company trade organizations; costs of insurance relating to fidelity coverage for the Fund's officers and employees; fees and expenses of the Fund's custodian, any sub-custodian, transfer agent registrar, or dividend disbursing agent; payments to the Adviser for maintaining the Fund's financial books and records and calculating the daily net asset value pursuant to Section 3 hereof, other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates; other expenses in connection with the issuance, offering, distribution, sale or redemption of securities issued by the Fund;

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expenses relating to investor and public relations; expenses of registering and qualifying shares of the Fund for sale; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Fund, or of entering into other transactions or engaging in any investment practices with respect to the Fund; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to stockholders; costs of stationery; any litigation expenses; costs of stockholders' meetings; the compensation and all expenses (specifically including travel expenses relating to the Fund's business) of officers, directors and employees of the Fund who are not interested persons of the Adviser; and travel expenses (or an appropriate portion thereof) of officers or directors of the Fund who are officers, directors or employees of the Adviser to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Fund with respect to matters concerning the Fund, or any committees thereof or advisers thereto.

5. Compensation. As compensation for the services provided and expenses assumed by the Adviser under this Agreement, except for any additional services provided by the Adviser pursuant to Section 3 hereof, each Portfolio will pay the Adviser at the end of each calendar month an advisory fee as set forth in Schedule A hereto. The advisory fee is computed daily as a percentage of each Portfolio's average daily net assets. The "average daily net assets" of a Portfolio shall mean the average of the values placed on the Portfolio's net assets as of 4:00 p.m. (Eastern time) on each day on which the net asset value of the Portfolio is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Portfolio lawfully determines the value of its net assets as of some other time on each business day, as of such other time. The value of net assets of the Portfolio shall always be determined pursuant to the applicable provisions of the Articles and the Registration Statement. If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then for the purposes of this Section 5, the value of the net assets of the Portfolio as last determined shall be deemed to be the value of its net assets as of the close of regular trading on the New York Stock Exchange, or as of such other time as the value of the net assets of the Portfolio's securities may lawfully be determined, on that day. If the determination of the net asset value of the shares of a Portfolio has been so suspended for a period including any month and when the Adviser's compensation is payable at the end of such month, then such value shall be computed on the basis of the value of the net assets of the Portfolio as last determined (whether during or prior to such month). If the Portfolio determines the value of the net assets more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this Section 5.

         In the event that the Adviser's gross compensation hereunder shall, when added to the other expenses of a Portfolio, cause the aggregate expenses of the Portfolio to exceed the maximum expenses permitted under the lowest applicable expense limitation established


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pursuant to the statutes or regulations of any jurisdiction in which the shares of the Portfolio may be qualified for offer and sale, the total compensation paid or payable to the Adviser shall be reduced (but not below zero), to the extent necessary to cause the Portfolio not to exceed such expense limitation. Except to the extent that such reduction has been reflected in lowered monthly payments to the Adviser, the Adviser shall refund to the Portfolio the amount by which the total of payments received by the Adviser are in excess of such expense limitation as promptly as practicable after the end of such fiscal year, provided that the Adviser shall not be required to pay the Portfolio an amount greater than the fee otherwise payable to the Adviser in respect of such year. As used in this Section 5, "expenses" shall mean those expenses included in the applicable expense limitation having the broadest specifications thereof, and "expense limitation" mean a limitation on the maximum annual expenses which may be incurred by an investment company as determined by applicable law. The words "lowest applicable expense limitation" shall be deemed to be that which results in the largest reduction of the Adviser's compensation for any fiscal year of a Portfolio; provided, however, that nothing in this Agreement shall limit the Adviser's fees if not required by an applicable statute or regulation referred to above in this Section 5.

6. Books and Records. The Adviser agrees to maintain such books and records with respect to its services to the Fund as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Adviser also agrees that records it maintains and preserves pursuant to Rules 31a-1 and 3la-2 under the 1940 Act as otherwise in connection with its services hereunder are the property of the Fund and will be surrendered promptly to the Fund upon its request. And the Adviser further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Fund are being conducted in accordance with applicable law and regulations.

7. Standard of Care and Limitation of Liability. The Adviser shall exercise its best judgment in rendering the services provided by it under this Agreement. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the holders of the Fund's shares in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Adviser against any liability to the Fund or to holders of the Fund's shares to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement. As used in this Section 7, the term "Adviser" shall include any officers, directors, employees or other affiliates of the Adviser performing services with respect to the Fund.


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8. Services Not Exclusive. It is understood that the services of the Adviser are not exclusive, and that nothing in this Agreement shall prevent the Adviser from providing similar services to other investment companies or to other series of investment companies, or from engaging in other activities, provided such other services and activities do not, during the term of the Agreement, interfere in a material manner with the Adviser's ability to meet its obligations to the Fund hereunder. When the Adviser recommends the purchase or sale of the same security for a Portfolio, it is understood that in light of its fiduciary duty to the Portfolio, such transactions will be executed on a basis that is fair and equitable to the Portfolio. In connection with purchases or sales of portfolio securities for the account of a Portfolio, neither the Adviser nor any of its directors, officers or employees shall act as a principal or agent or receive any commission, provided that portfolio transactions for a Portfolio may be executed through firms affiliated with the Adviser, in accordance with applicable legal requirements. If the Adviser provides any advice to its clients concerning the shares of the Fund, the Adviser shall act solely as investment counsel for such clients and not in any way on behalf of the Fund.

9. Duration and Termination. This Agreement shall continue until April 1, 1999, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Directors or (ii) a vote of a "majority" (as defined in the 1940 Act) of each Portfolio's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated as to a Portfolio (a) at any time without penalty by the Fund upon the vote of a majority of the Directors or by vote of the majority of the Portfolio's outstanding voting securities, upon sixty (60) days' written corporate affairs and conducting the business of the Fund, including complying with the corporate reporting requirements of the various states in which the Fund does business, and conducting correspondence and other communications with the stockholders of the Fund. The Adviser shall employ or provide and compensate the executive, secretarial and clerical personnel necessary to provide such services. Subject to the approval of the Board of Directors (including a majority of the Fund's Directors who are not "interested persons" of the Fund as defined in the 1940 Act) and of the shareholders of the Fund, the Adviser may delegate to a sub-adviser its duties enumerated in Section 2 hereof. The Adviser shall continue to supervise the performance of any such sub-adviser and shall report regularly thereon to the Fund's Board of Directors. The Adviser further agrees that, in performing its duties hereunder, it will:

         (a) comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Directors;


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         (b) use reasonable efforts to manage each Portfolio so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

         (c) place orders pursuant to its investment determinations for each Portfolio directly with the issuer, or with any broker or dealer, in accordance with applicable policies expressed in each Portfolio's prospectus and/or Statement of Additional Information and in accordance with applicable legal requirements;

         (d) furnish to the Fund whatever statistical information the Fund may reasonably request with respect to each Portfolio's assets or contemplated investments. In addition, the Adviser will keep the Fund and the Directors informed of developments materially affecting each Portfolio's investments and shall, on the Adviser's own initiative, furnish to the Fund from time to time whatever information the Adviser believes appropriate for this purpose;

         (e) make available to the Fund, promptly upon its request, such copies of the Adviser's investment records and ledgers with respect to the Portfolios as may be required to assist the Fund in its compliance with applicable laws and regulations. The Adviser will furnish the Directors with such periodic and special reports regarding each Portfolio as they may reasonably request; and

         (f) immediately notify the Fund in the event that the Adviser or any of its affiliates; (1) becomes aware that it is subject to a statutory disqualification that prevents the Adviser from serving as investment adviser pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission ("SEC") or other regulatory authority. The Adviser further agrees to notify the Fund immediately of any material fact known to the Adviser respecting or relating to the Adviser that is not contained in the Fund's Registration Statement, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect.

notice to the Adviser or (b) by the Adviser at any time without penalty, upon sixty (60) days' written notice to the Fund. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

10. Amendments. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Fund, and (ii) a majority of the Directors, including a majority of Directors who are not interested persons of any party to this Agreement, cast in

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person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

11. Miscellaneous.

         a. This Agreement shall be governed by the laws of the State of Maryland, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

         b. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         c. If any provision of this Agreement shall be held or made invalid by a court decision statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

         d. Nothing herein shall be construed as constituting the Adviser as an agent of the Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of April 1, 1997.

                                       PBHG INSURANCE SERIES FUND, INC.


                                       By: /s/ Brian F. Bereznak
                                           ------------------------------------
                                               Title:  Vice President


                                       PILGRIM BAXTER & ASSOCIATES, LTD.


                                       By: /s/ Gary L. Pilgrim
                                           ------------------------------------
                                               Title:  Chief Investment Officer


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                         Schedule A dated April 1, 1997
                   to the Investment Advisory Agreement dated
                              April 1, 1997 between
                        PBHG Insurance Series Fund, Inc.
                                       and
                        Pilgrim Baxter & Associates, Ltd.

         Pursuant to Section 5 of this Agreement, each Portfolio shall pay the Adviser, at the end of each calendar month, compensation computed daily at an annual rate of the Portfolio's average daily net assets as follows:

         Portfolio                                                   Fee
         ---------                                                   ---

         PBHG Growth II Portfolio                                    .85%

         PBHG Large Cap Growth Portfolio                             .75%

         PBHG Select 20 Portfolio                                    .85%

         PBHG Technology & Communications Portfolio                  .85%

         PBHG Large Cap Value Portfolio                              .65%

         PBHG Small Cap Value Portfolio                             1.00%



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